UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900 McLean, VA 22102 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2010, Primus Telecommunications Group, Incorporated, a Delaware corporation, or Primus, announced that it had entered into a definitive merger agreement with Arbinet Corporation, a Delaware corporation, or Arbinet, pursuant to which Primus will acquire Arbinet in a stock transaction. The Agreement and Plan of Merger, dated November 10, 2010, or the Merger Agreement, by and among Primus, PTG Investments, Inc., a Delaware corporation and a wholly owned subsidiary of Primus, or the Merger Sub, and Arbinet contemplates a merger whereby Merger Sub will be merged with and into Arbinet, with Arbinet surviving the merger as a wholly owned subsidiary of Primus.

The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Upon the closing of the merger, each share of Arbinet common stock will be converted into the right to receive the number of shares of Primus common stock equal to an exchange ratio, which will be calculated as follows:

(i)	$28,000,000, or the Aggregate Cash-Value Merger Consideration, which may be increased by the net proceeds of a sale of Arbinet’s patents and associated rights to a third party for cash, referred to as an IP Sale;

divided by

(ii)	the number of shares of Arbinet common stock issued and outstanding immediately prior to the consummation of the merger, or the Effective Time, plus shares that may become issuable as Primus common stock at or after the closing of the merger but:

•

excludes any issuable shares that are subject to Arbinet stock options or Arbinet stock appreciation rights as of the Effective Time and for which the exercise price or base price, respectively, is greater than the greater of (a) $6.05 per share of Arbinet common stock and (b) the closing stock price per share of Arbinet common stock on the day prior to the closing date; and

•

with respect to Arbinet stock appreciation rights, includes only the net number of shares of Arbinet common stock that will be issuable as calculated using the closing price of Arbinet common stock on the day prior to the closing date;

divided by

(iii)	$9.5464.

In addition, at the Effective Time, Arbinet equity awards other than restricted stock will be assumed by Primus and adjusted using the exchange ratio, and Arbinet restricted stock will be converted into the right to receive the merger consideration described above. Arbinet performance share awards for which the measurement date has not occurred will be deemed to have been achieved at the target performance level and each share of restricted stock represented by such awards will be deemed issued and converted into the right to receive the merger consideration described above; Arbinet performance share awards for which the measurement date has occurred but for which Arbinet has not issued a performance share restricted stock award will be assumed by Primus and each such performance share award will be deemed issued and converted into the right to receive the merger consideration described above.

Completion of the merger is subject to certain conditions, including without limitation: (i) the adoption of the Merger Agreement by the stockholders of Arbinet and the approval of the issuance of shares of Primus common stock in the merger by the stockholders of Primus; (ii) the absence of any governmental order or other legal restraint prohibiting, preventing or otherwise enjoining the consummation of the merger; (iii) the effectiveness of the registration statement for the common stock of Primus being issued in the merger and the absence of any stop order or proceeding seeking a stop order with respect to such registration statement or the joint proxy statement/prospectus; (iv) subject to some exceptions, the receipt of any required approvals or authorizations of the merger from applicable governmental authorities, including the U.S. Federal Communications Commission; (v) subject to certain exceptions, the accuracy of the representations and warranties and the performance of covenants; and (vi) the delivery of customary opinions from counsel to Primus and counsel to Arbinet that the merger will qualify as a tax-free reorganization for federal income tax purposes, provided any IP Sale or spin-off of Arbinet’s patents and associated rights would not render it impossible for counsel to provide such opinions. In addition, the obligations of Primus and Merger Sub are subject to the number of appraisal shares not exceeding 10% of the outstanding shares of Arbinet common stock and Arbinet having taken actions under its 2004 Stock Incentive Plan to cancel certain Arbinet stock options and stock appreciation rights.

Primus’s obligation to complete the merger is also conditioned on there not having occurred a material adverse effect with respect to Arbinet. Among other potential material adverse effects, a material adverse effect with respect to Arbinet will be deemed to have occurred if the sum of the cash and cash equivalents of Arbinet as of a defined determination date before closing of the merger, less (i) all indebtedness then outstanding and (ii) all unpaid transaction costs, fees and expenses and gross tax liabilities attributable to an IP Sale or any spin-off of Arbinet’s patents and associated rights to its stockholders, is less than $9.5 million, which will be reduced by the actual transaction costs, fees and expenses and gross tax liabilities attributable to such IP Sale or such spin-off that have been incurred and paid (provided that this reduction may not be greater than $350,000 in the aggregate), and which will exclude costs incurred by Arbinet in connection with the merger and the transactions contemplated by the merger agreement.

The Merger Agreement contains customary representations, warranties and covenants of each of Arbinet, Primus and Merger Sub, including, among others, covenants to conduct their respective businesses in the ordinary course and in a manner consistent with past practice; however, Arbinet may, but is not required to, spin-off its patents and associated rights to its stockholders or engage in an IP Sale.

Provided Arbinet first grants Primus a royalty-free, worldwide, assignable (on a non-exclusive basis) and perpetual license to all of Arbinet’s patents and their associated rights involved in an IP Sale, the amount of any proceeds from such sale, after deducting related transaction costs, fees and expenses and gross tax liabilities, may, at Arbinet’s discretion, be distributed to Arbinet’s stockholders prior to closing of the merger or added, dollar for dollar, to the Aggregate Cash-Value Merger Consideration.

Primus is to use its reasonable best efforts to promptly prepare and submit to the NASDAQ a listing application to obtain the approval of the NASDAQ to list Primus’s existing shares of common stock and to cause the shares of its common stock to be issued in the merger to be approved for listing on the NASDAQ prior to the Effective Time, subject to official notice of issuance. Pursuant to the NASDAQ’s listing rules, Primus will submit the issuance of shares of its common stock pursuant to the terms of the Merger Agreement to a vote of Primus’s stockholders.

During the period beginning on November 10, 2010 and continuing until 11:59 p.m., Eastern time, on December 25, 2010, or the Go-Shop Period, Arbinet may initiate, solicit and encourage any alternative acquisition proposals from third parties, including by providing access to non-public information to such third parties and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Except with respect to third parties from whom Arbinet has received a written alternative acquisition proposal during the Go-Shop Period that Arbinet’s board of directors or a committee of the board of directors determines in good faith constitutes, or could reasonably be expected to constitute, a superior proposal, starting at 12:00 a.m., Eastern time, on December 26, 2010, or the No-Shop Period Start Date, Arbinet will become subject to customary “no-shop” restrictions on its ability to solicit, provide information and engage in discussions with third parties regarding alternative acquisition proposals. However, prior to approval of the merger by Arbinet’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision that allows Arbinet under certain circumstances to provide information to and to participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the board of directors of Arbinet has determined are or could reasonably be expected to, if consummated, result in a transaction more favorable to Arbinet’s stockholders than the proposed transaction contemplated by the Merger Agreement.

The Merger Agreement contains termination rights for both Arbinet and Primus, and further provides that, upon termination of the Merger Agreement under specified circumstances, Arbinet will be required to pay Primus a termination fee of $1,250,000. In addition, if the Merger Agreement is terminated because Arbinet has breached its representations and warranties or failed to perform its obligations under the Merger Agreement or Arbinet’s stockholders have failed to approve the Merger Agreement, then Arbinet will be required to reimburse Primus for its expenses, up to $750,000 in the aggregate; similarly, if the Merger Agreement is terminated because Primus has breached its representations and warranties or failed to perform its obligations under the Merger Agreement, then Primus will be required to reimburse Arbinet for its expenses, up to $750,000 in the aggregate.

If the Merger Agreement is terminated by Arbinet due to Arbinet’s board of directors changing its recommendation and authorizing Arbinet to enter into a definitive agreement with a third party with respect to a superior proposal prior to adoption of the Merger Agreement by Arbinet’s stockholders, and Arbinet enters into a definitive agreement with respect to a superior proposal, Arbinet is required, upon written request of Primus within 30 days of such termination, to use Arbinet’s commercially reasonably efforts to effect the acquisition of Primus’s wholesale communications business by the third party on terms mutually acceptable to Primus and the third party (which Primus anticipates would include relative price terms that would include a consideration for synergies associated with the merger of Primus and Arbinet). If the third party purchases Primus’s wholesale business, Primus would have to refund the termination fee it received from Arbinet.

Concurrently with the execution of the Merger Agreement, a significant stockholder of both Arbinet and Primus has entered into a Stockholder Support and Voting Agreement with each of Primus and Arbinet, respectively (the “Voting Agreements”). Pursuant to the Voting Agreement with Primus, the stockholder has agreed, in its capacity as a stockholder of Arbinet, to, among other things, vote its shares of Arbinet common stock in favor of the merger and the Merger Agreement. Pursuant to the Voting Agreement with Arbinet, the stockholder has agreed, in its capacity as a stockholder of Primus, to, among other things, vote its shares of Primus common stock in favor of the issuance of shares of Primus common stock in the merger. The shares subject to the Voting Agreement with Arbinet represent an aggregate of approximately 9.6% of the Primus common stock outstanding as of November 9, 2010, and the shares subject to the Voting Agreement with Primus represent an aggregate of approximately 23.2% of the Arbinet common stock outstanding as of November 9, 2010.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by Arbinet and Primus to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement, are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Arbinet and Primus, rather than to establish matters as facts, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and such subsequent information may or may not be reflected in Primus’s public disclosures.

The Merger Agreement and the Voting Agreement among Primus, Merger Sub and the significant stockholder of Arbinet, dated November 10, 2010, are described in this Current Report on Form 8-K and attached as Exhibits 2.1 and 99.1, respectively, hereto only to provide investors with information regarding certain material terms and conditions, and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding Arbinet, Primus, or their respective businesses. Investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Arbinet, Primus or any other person. Furthermore, investors should not rely on the covenants in the Merger Agreement as actual limitations on Arbinet or Primus, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.

* * *

Important Information and Where to Find It

In connection with the proposed merger, Primus Telecommunications Group, Incorporated (“Primus”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a preliminary proxy statement of Primus and Arbinet Corporation (“Arbinet”) that also constitutes a preliminary prospectus of Primus. A definitive joint proxy statement/prospectus will be sent to security holders of both Arbinet and Primus seeking their approval with respect to the proposed merger. Primus and Arbinet also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents filed by Primus and Arbinet with the SEC, without charge, at the SEC’s web site at www.sec.gov. Copies of the joint proxy statement/prospectus, once available, and each company’s SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus at tel: +1.703.748.8050, or (ii) Arbinet via Andrea Rose or Jed Repko at Joele Frank, Wilkinson Brimmer Katcher at tel: +1.212.355.4449.

Participants in the Solicitation

Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective security holders in connection with the proposed merger. Investors and security holders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the acquisition of Arbinet may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the Securities and Exchange Commission; and the risk factors or uncertainties described from time to time in Primus’s filings with the Securities and Exchange Commission (including, among others, those listed under captions titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “— Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in Primus’s annual report on Form 10-K and quarterly reports on Form 10-Q) that cover matters and risks including, but not limited to: (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and (f) successful implementation of cost reduction efforts. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

99.1	Stockholder Support and Voting Agreement, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Singer Children’s Management Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Dated: November 12, 2010
	By:	/S/ THOMAS D. HICKEY
	Name:	Thomas D. Hickey
	Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Arbinet Corporation (a copy of any omitted schedule will be furnished supplementally to the SEC upon request).

99.1	Stockholder Support and Voting Agreement, dated as of November 10, 2010, by and among Primus Telecommunications Group, Incorporated, PTG Investments, Inc. and Singer Children’s Management Trust.

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